UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 7, 2006

AZCO MINING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

7239 N El Mirage Road Glendale, AZ 85307
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (623) 935-0774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

(   ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

(   ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d -2(b))

(   ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act
(17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

THE SUMMARY OF THE PRIVATE PLACEMENT SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO: (1) THE AMENDMENT TO THE MARCH 22, 2006 SENIOR SECURED CONVERTIBLE NOTES, THE SENIOR SECURED CONVERTIBLE NOTES OF SEPTEMBER 6, 2006, THE ADDITIONAL INVESTMENT RIGHT AGREEMENTS, AND THE WARRANT AGREEMENTS EXECUTED BY THE COMPANY IN CONNECTION WITH THE PRIVATE PLACEMENT, THE FORM OF SUCH DOCUMENTS FILED AS EXHIBITS TO THIS FORM 8-K; AND (2) THE FORM 8-K FILED BY THE COMPANY ON MARCH 23, 2006.

On September 7, 2006, Azco Mining Inc. (“Azco”) announced that it has amended the terms of the private placement of senior secured convertible notes issued March 22, 2006. Additional investment rights and warrants held by the five institutional investors were also amended.

Under terms of the amendment, payment of the convertible notes has been deferred. The maturity date has been changed from August 31, 2007 to January 1, 2008. The convertible notes amortize over 12 months in 12 equal monthly installments. The date of the first installment has been extended from September 1, 2006 to February 1, 2007. Interest on the principal amount outstanding will remain at the rate of seven percent (7%) per annum. The price at which the holder of each convertible note may convert the principal amount outstanding under each note into shares of Azco’s common stock has been reduced from $1.58 to $1.00 per share. The exercise price of the warrants, including warrants issued under the Additional Investment Rights, has been reduced from $1.58 to $1.00. In connection with the amendment, the five institutional investors have agreed to purchase in the aggregate an additional $1,000,000 of notes under the amended terms, bringing the total outstanding principal, including interest and liquidated damages due under the original terms, to $3,754,357.

The $1.0 million convertible notes have a maturity date of January 1, 2008. Interest of 7% per annum and principal are to be amortized over 12 months beginning February 1, 2007. The company may repay principal and accrued interest in cash or in shares of its common stock. At the option of the holders of the convertible notes, the principal amount outstanding is convertible into the company’s common stock at a conversion price of $1.00 per share. In connection with the transaction, the company issued 500,000 warrants, giving note holders the right to purchase common stock at a price of $1.00 per share for a period of five years. The company also granted the investors the right to purchase an additional $500,000 of convertible notes, under the same terms and conditions, for a period of 12 months following the date of a registration statement.

Azco is required to register for resale the shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. Azco has agreed to file a registration statement with the Securities and Exchange Commission within 60 days of the date of the amendment and to cause the registration statement to be declared effective within 150 days of the date of the amendment.

The Company undertook this offering in reliance upon Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

4.1	Amendment to Senior Secured Convertible Notes, Warrants, Additional Investment Rights, and Security Agreement

4.2	Senior Secured Convertible Note Due

4.3	Additional Investment Rights

4.4	Warrant

99.1	Press Release dated September 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AZCO MINING, INC.
(Registrant)

Date: September 7, 2006	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

-END-